Exhibit 10.11

AMENDMENT AND WAIVER

This Amendment and Waiver (the “Amendment and Waiver”) is entered into by and between StockerYale, Inc., a Massachusetts corporation (the “Borrower”), and Laurus Master Fund, Ltd. (“Laurus”) and is effective as of August 10, 2005.

WHEREAS, the Borrower issued a Secured Convertible Note to Laurus on February 20, 2004 in the aggregate principal amount of $4,000,000 (the “February 2004 Note”) payable on February 19, 2007 (the “February Note Maturity Date”);

WHEREAS, the Borrower issued a Secured Convertible Note to Laurus on June 10, 2004 in the aggregate principal amount of $5,000,000 (the “June 2004 Note”) payable on June 30, 2007 (the “June Note Maturity Date”);

WHEREAS, the Borrower issued a Secured Convertible Note to Laurus on December 8, 2004 in the aggregate principal amount of $500,000 (the “December 2004 Note”, together with the February 2004 Note and the June 2004 Note, the “Notes”) payable on December 8, 2007 (the “December Note Maturity Date”);

WHEREAS, pursuant to Section 2.1 of each of the respective Notes, the Borrower is obligated to repay to Laurus 1/32nd of the principal amount (the “Monthly Principal Amount”) of each Note together with interest accrued thereon on the first business day of each consecutive calendar month starting 120 days following the date of each Note;

WHEREAS, in July 2005, the Borrower and Laurus agreed to defer the payment of the Monthly Principal Amount due and payable under each Note for the month of July 2005 until the respective maturity dates of each Note, with such amount to be included with the final payment due with respect to each Note on each Note’s Maturity Date (the “July Deferral”);

WHEREAS, in connection with the July Deferral, the Borrower issued (i) a warrant to Laurus (the “Laurus Warrant”) to purchase 150,000 shares of the Borrower’s common stock (the “Common Stock”) for an exercise price of $0.80 per share, and (ii) a warrant (the “Smithfield Warrant”) to Smithfield Fiduciary LLC (“Smithfield”) to purchase 18,621 shares of Common Stock for an exercise price of $0.80 per share;

WHEREAS, in connection with the issuance of the Laurus Warrant and the Smithfield Warrant, Laurus waived, solely with respect to the issuance of the Laurus Warrant and the Smithfield Warrant, the provisions of Section 3.7C of each of the respective Notes with respect to the adjustment of the conversion price set forth in each Note;

WHEREAS, in connection with the issuance of the Laurus Warrant and the Smithfield Warrant, the parties entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Borrower (i) agreed to register for resale on a registration statement to be filed with the Securities and Exchange Commission the Common Stock issued or issuable upon exercise of the respective warrants, and (ii) granted the parties certain piggyback registration rights (the “Piggyback Registration Rights”);

WHEREAS, the Borrower wishes to defer the payment of the Monthly Principal Amount due and payable under each of the Notes for the months of August and September 2005 until the respective maturity dates of each Note and Laurus wishes to allow the Borrower to defer payment of such Monthly Principal Amounts due for the months of August and September 2005 and furthermore, to allocate and include such amounts with the final payments due with respect to each Note on each Note’s respective Maturity Date, as is more fully described in Sections 1, 2 and 3 below (collectively, the “August Deferral”);

WHEREAS, in connection with the August Deferral, the Borrower has agreed to issue 225,000 newly issued shares of Common Stock to Laurus (the “August Shares”), with Piggyback Registration Rights to be granted to Laurus with respect to such shares;

WHEREAS, in connection with the August Deferral, each of Laurus and Smithfield has indicated a willingness to terminate all of the Borrower’s obligations to file a registration statement pursuant to Section 2 of the Registration Rights Agreement, but such parties are not willing to waive their Piggyback Registration Rights thereunder with respect to such securities; and

WHEREAS, in connection with the August Deferral, Laurus has agreed to unconditionally and irrevocably waive the provisions of Section 3.7C of each of the respective Notes regarding the adjustment of the Conversion Price (as defined in each Note) but solely with respect to (i) the issuance of the August Shares,(ii) the issuance of securities by the Borrower in its next equity financing or financings (which shall be consummated no event later than October 1, 2005) with gross proceeds to the Borrower not to exceed $2,500,000 in the aggregate (the “PIPE Shares”) and (iii) up to 23,684 shares of Common Stock to be issued to Smithfield on or about the date hereof, and Laurus has further agreed that the Conversion Price set forth in each of the Notes (as defined in each such Note) shall remain unaffected as a result of the issuance and sale of the August Shares and the PIPE Shares.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I. DEFERRAL OF AUGUST AND SEPTEMBER 2005 PRINCIPAL PAYMENTS; WAIVER OF CERTAIN REGISTRATION RIGHTS; ISSUANCE OF SHARES; WAIVER OF CONVERSION PRICE ADJUSTMENT.

1. February 2004 Note. Laurus hereby agrees that the Monthly Principal Amount for each of August and September 2005 due from the Borrower to Laurus under the February 2004 Note is hereby deferred until the February Note Maturity Date, at which time the Monthly Principal Amount due in August and September 2005 shall be paid in full along with the final payment due on such date. Notwithstanding the foregoing, the Borrower shall be obligated to pay all of the Monthly Interest Amount (as defined in the February 2004 Notes) when due.

2. June 2004 Note. Laurus hereby agrees that the Monthly Principal Amount for each of August and September 2005 due from the Borrower to Laurus under the June 2004 Note is hereby deferred until the June Note Maturity Date at which time the Monthly Principal Amount due in August and September 2005 shall be paid in full along with the final payment due on such date. Notwithstanding the foregoing, the Borrower shall be obligated to pay all of the Monthly Interest Amount (as defined in the June 2004 Notes) when due.

3. December 2004 Note. Laurus hereby agrees that the Monthly Principal Amount for each of August and September 2005 due from the Borrower to Laurus under the December 2004 Note is hereby deferred until the December Note Maturity Date at which time the Monthly Principal Amount due in August and September 2005 shall be paid in full along with the final payment due on such date. Notwithstanding the foregoing, the Borrower shall be obligated to pay all of the Monthly Interest Amount (as defined in the December 2004 Notes) when due.

4. Issuance of August Shares.

(a) The Borrower hereby agrees to issue to Laurus, on the date hereof, the August Shares. The Borrower shall deliver to Laurus an original, newly issued stock certificate evidencing such August Shares within seven (7) business days after the date hereof.

(b) This Amendment and Waiver is made with Laurus in reliance upon Laurus’ representation to the Borrower, which by Laurus’ execution of this Amendment and Waiver, Laurus hereby confirms, that the August Shares to be acquired by Laurus will be acquired for investment for Laurus’ own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Laurus has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Amendment and Waiver, Laurus further represents that Laurus does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the August Shares. Laurus has not been formed for the specific purpose of acquiring the August Shares. Laurus agrees and acknowledges that it has had an opportunity to discuss the Borrower’s business, management, financial affairs and the terms and conditions of the offering of the August Shares with the Borrower’s management. Laurus understands that the August Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Laurus’ representations as expressed herein. Laurus understands that the August Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Laurus must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Laurus hereby represents and warrants to the Borrower that Laurus is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Laurus acknowledges that the Borrower has no obligation to register or qualify the August Shares, or the Common Stock into which it may be converted, for resale except as is otherwise set forth in this Amendment and Waiver and the Registration Rights Agreement. Laurus further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the August Shares, and on requirements relating to the Borrower which are outside of Laurus’ control, and which the Borrower is under no obligation and may not be able to satisfy.

(c) Laurus understands that the August Shares may bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

Certificates evidencing the August Shares shall not be required to contain the legend set forth above or any other legend (i) while a Registration Statement covering the resale of such August Shares is effective under the Securities Act; provided that the holder thereof covenants that in connection with each sale of such securities, a copy of the final prospectus that forms a part of such Registration Statement will be delivered in accordance with the provisions of Section 5(b)(2) of the Securities Act, and the rules and regulations promulgated thereunder, or (ii) following any sale of such Securities pursuant to Rule 144 under the Securities Act, or (iii) if such August Shares are eligible for sale under Rule 144(k) under the Securities Act, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Securities and Exchange Commission). The Borrower shall cause its counsel to issue the legal opinion to permit the removal of the legend as permitted in the immediately preceding sentence to the Borrower’s transfer agent on the effective date of the Registration Statement covering the resale of the August Shares. Following the effective date of such Registration Statement or at such earlier time as a legend is no longer required for the August Shares, the Borrower will no later than three trading days following the delivery by Laurus to the Borrower or the Borrower’s transfer agent of a legended certificate representing such August Shares, deliver or cause to be delivered to Laurus a certificate representing such August Shares that is free from all restrictive and other legends.

5. Piggyback Registration Rights. The Registration Rights Agreement is hereby amended to terminate all of the Borrower’s obligations to file a registration statement pursuant to Section 2 of the Registration Rights Agreement. For the avoidance of doubt, all other rights and obligations of the parties arising under the Registration Rights Agreement, including with respect to Piggyback Registration Rights, shall not be affected in any way or manner by the amendment described in the foregoing sentence. In addition, the definition of “Registrable Shares” (as defined in the Registration Rights Agreement) is hereby amended to mean “the August Shares and the shares of Common Stock issued or issuable upon exercise of the Warrants.”

6. Conversion Price. Laurus hereby unconditionally and irrevocably waives the provisions of Section 3.7C of each of the respective Notes regarding the adjustment of the Conversion Price (as defined in each Note) that would otherwise be triggered as a result of the issuance of the August Shares and the PIPE Shares, and hereby agrees that the Conversion Price set forth in each of the Notes (as defined in each such Note) shall remain unaffected as a result of the issuance and sale of the August Shares, the PIPE Shares and up to 23,684 shares of Common Stock to be issued to Smithfield on or about the date hereof. This waiver relates exclusively to the issuance of the August Shares, the PIPE Shares up to 23,684 shares of Common Stock to be issued to Smithfield on or about the date hereof, and shall not apply to any other subsequent issuances of any Common Stock or other securities by the Borrower.

II. MISCELLANEOUS.

1. No Other Amendments. Except as expressly set forth in this Amendment and Waiver, no other term or provision of any of the Notes is hereby amended or affected in any way, and the Notes shall remain in full force and effect after the date hereof.

2. Governing Law. This Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

3. Facsimile Signatures; Counterparts. This Amendment and Waiver may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver as of the date set forth in the first paragraph hereof.

STOCKERYALE, INC.

By:	/s/ Mark W. Blodgett
Mark W. Blodgett
President and CEO

LAURUS MASTER FUND, LTD.

By:	/s/ David Grin
Name:	David Grin
Title:	Director